CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants" in the Registration Statement on Form N-1A of INVESCO International Funds, Inc.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Denver, Colorado
August 26, 2002